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                                                                    Exhibit 99.5


                                 EL SITIO, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR

                 A MEETING OF SHAREHOLDERS - SEPTEMBER 7, 2001

      The undersigned hereby appoints Roberto Vivo-Chaneton, Roberto Cibrian-Campoy and Horacio Milberg, and each of them, with full power of substitution, for and in the name of the undersigned, to vote all Common Shares, par value U.S. $.10 per share of El Sitio, Inc., a British Virgin Islands international business company (the "Company"), that the undersigned would be entitled to vote if personally present at the Meeting of Shareholders, to be held at the Company's corporate offices in Buenos Aires, on September 7, 2001 at 10:00 a.m. (local time) and at any adjournment or postponement thereof, upon the matters described in the Notice of Meeting and Proxy Statement dated
August 15, 2001, receipt of which is hereby acknowledged, subject to any direction indicated on the reverse side of this card and upon any other business that may properly come before the meeting or any adjournment thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting.

      This proxy is being solicited by the Board of Directors of El Sitio, Inc. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3, AND, WITH RESPECT TO ITEM 4, AS SAID PROXIES, AND EACH OF THEM, MAY DETERMINE.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)




                                                   EL SITIO, INC.
                                                   c/o P.O. BOX 11329
                                                   NEW YORK, N.Y. 10203-0329
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                           - DETACH PROXY CARD HERE -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 and 3.

1. Approval of the merger of El Sitio Merger Subsidiary Inc., a subsidiary of Claxson Interactive Group, Inc, into the Company.

    FOR  [ ]                      AGAINST [ ]                       ABSTAIN [ ]

2. Authorization of the plan of merger approved by the Company's board of directors.

    FOR  [ ]                      AGAINST [ ]                       ABSTAIN [ ]

3.  Approval of the Claxson Interactive Group Inc. 2001 Share incentive Plan.

    FOR  [ ]                      AGAINST [ ]                       ABSTAIN [ ]

4. In their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

    FOR  [ ]                      AGAINST [ ]                       ABSTAIN [ ]

I/WE PLAN TO
ATTEND THE MEETING  [ ]

Change of Address (and/or)
Comments Mark Here         [ ]

NOTE: Please date and sign this proxy card exactly as your name appears hereon. In the case of joint owners, each joint owner should sign. When signing in a fiduciary or representative capacity, please give your full title. If this proxy card is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.

Dated:                                            , 2001
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--------------------------------------------------------
                       Signature

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                       Signature

VOTES MUST BE INDICATED
(X) IN BLACK OR BLUE INK.  [X]

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.



                             - PLEASE DETACH HERE -

YOU MUST DETACH THIS PORTION OF THE PROXY CARD BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE